Exhibit 10.1

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is entered into on October 15, 2020, by and among Tattooed Chef, Inc., a Delaware corporation f/k/a Forum Merger II Corporation (the “Company”), and the undersigned parties listed on the signature pages hereto (each, an “Investor” and, collectively, the “Investors”).

RECITALS

WHEREAS, Forum Investors II LLC, a Delaware limited liability company (the “Sponsor”) is a party to a Registration Rights Agreement (the “Initial Agreement”), dated as of August 2, 2018, by and among the Sponsor, the Company, Jefferies LLC (“Jefferies”) and EarlyBirdCapital, Inc. (“EBC”), pursuant to which the Company provided the Initial Investors (as defined herein), Jefferies and EBC with certain rights relating to the registration of certain securities of the Company, including the Founder Shares (as defined herein) and, Private Placement Units (as defined herein);

WHEREAS, prior to the initial public offering (the “IPO”) of the Company, the initial investors of the Company (the “Initial Investors”) owned shares (the “Founder Shares”) of Class B common stock, par value $0.0001 per share, of the Company (the “Class B common stock”);

WHEREAS, the Founder Shares were convertible into shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A common stock”) on the terms provided in the Company’s amended and restated certificate of incorporation as in effect prior to the Closing (as defined herein) (the “Pre-Merger COI”);

WHEREAS, the Sponsor, Jefferies and EBC purchased an aggregate of 655,000 units (“Private Placement Units”) consisting of one share of Class A common stock and one warrant exercisable for one share of Class A common stock (the “Private Placement Warrants”) in a private placement that was completed simultaneously with the consummation of the IPO;

WHEREAS, in connection with the Company’s IPO, the Company entered into a warrant agreement, dated as of August 2, 2018, pursuant to which the Company agreed to use its best efforts to file with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement for the registration, under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time, the “Securities Act”), of the shares of Class A common stock issuable upon exercise of the warrants issued to the public investors in the IPO (the “Public Warrant”) and the 655,000 shares of Class A common stock issuable under the Private Placement Warrants;

WHEREAS, reference is made to that certain Agreement and Plan of Merger, by and among the Company, Myjojo, Inc., a Delaware corporation (“Myjojo”), Sprout Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and a wholly-owned subsidiary of the Company, and Salvatore Galletti, as the representative of the stockholders of the Company, dated June 11, 2020 (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Merger Agreement;

WHEREAS, in connection with the Merger and pursuant the Merger Agreement and the other Transaction Agreements, the Company, Myjojo and the Pre-Closing Holders have agreed to amend and restate the Initial Agreement in order to provide rights relating to the registration of shares of Common Stock issued or issuable to the holders of equity interests of the Company or Myjojo pursuant to the Merger Agreement, the other Transaction Agreements and the transactions contemplated thereby;

WHEREAS, at the time of the Closing (as defined herein), all shares of Class B common stock converted into shares of Class A common stock in accordance with the Pre-Merger COI;

WHEREAS, immediately following the conversion of the Class B common stock into Class A common stock, all shares of Class A common stock were reclassified as shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”);

WHEREAS, pursuant to the Merger Agreement, at the effective time of the Merger, the Company will issue to the stockholders of Myjojo (the “Myjojo Holders”) shares of Common Stock as consideration in the Merger (together with any shares of Common Stock issued to the Myjojo Holders after the Closing of the Merger pursuant to the Merger Agreement, collectively, the “Merger Shares”);

WHEREAS, pursuant to Section 5.5 of the Initial Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of holders of at least a majority in interest of the Registrable Securities at the time in question (which majority interest must include Jefferies and EBC if such amendment or modification affects in any way the rights of Jefferies or EBC thereunder); and

WHEREAS, the parties hereto desire to amend and restate the Initial Agreement in order to provide the Investors with certain rights relating to the registration of the Registrable Securities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A. The Initial Agreement is hereby amended in its entirety and restated herein. Upon the execution of this Agreement, all provisions of, rights granted and covenants made in the Initial Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Merger Agreement (provided, that for the avoidance of doubt, the foregoing will not affect the rights of the Sponsor under the Sponsor Earnout Letter).

SECTION 1
Definitions

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Agreement” has the meaning set forth in the Preamble.

(b) “Affiliate” of any person or entity means any other person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person or entity. As used in this definition, the term “control,” including the correlative terms “controlled by” and “under common control with,” means (i) the direct or indirect ownership of more than 50% of the voting rights of a person or entity or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any equity or other ownership interest, by contract or otherwise).

(c) “Class A common stock” has the meaning set forth in the Recitals.

(d) “Class B common stock” has the meaning set forth in the Recitals.

(e) “Closing” means the closing of the transactions contemplated under the Merger Agreement.

(f) “Commission” has the meaning set forth in the Recitals.

(g) “Common Stock” has the meaning set forth in the Recitals.

(h) “Company” has the meaning set forth in the Preamble.

(i) “DGCL” means the General Corporation Law of the State of Delaware, as amended.

(j) “Dollars” or “$” means the currency of the United States of America.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

(l) “FINRA” has the meaning set forth in Section 2.4(q).

(m) “Founder Shares” has the meaning set forth in the Recitals.

(n) “Holder” means an Investor who holds Registrable Securities (including their donees, pledgees, assignees, transferees and other successors) and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.11 of this Agreement.

(o) “Indemnified Party” has the meaning set forth in Section 2.7(c).

(p) “Indemnifying Party” has the meaning set forth in Section 2.7(c).

(q) “Initial Agreement” has the meaning set forth in the Recitals.

(r) “Initial Investors” has the meaning set forth in the Recitals.

(s) “Initiating Holders” means (i) any Holder or Holders who in the aggregate hold not less than a majority of the Registrable Securities issued to the Initial Investors and (ii) any Holder or Holders who in the aggregate hold not less than seven percent (7%) of the Merger Shares that constitute Registrable Securities.

(t) “Investors” has the meaning set forth in the Preamble.

(u) “IPO” has the meaning set forth in the Recitals.

(v) “Merger” has the meaning set forth in the Recitals.

(w) “Merger Agreement” has the meaning set forth in the Recitals.

(x) “Merger Shares” has the meaning set forth in the Recitals.

(y) “Merger Sub” has the meaning set forth in the Recitals.

(z) “Myjojo” has the meaning set forth in the Recitals.

(aa) “Myjojo Holders” has the meaning set forth in the Recitals.

(bb) “Other Selling Stockholders” means persons or entities other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(cc) “Other Shares” means securities of the Company, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

(dd) “Pre-Merger COI” has the meaning set forth in the Recitals.

(ee) “Private Placement Units” has the meaning set forth in the Recitals.

(ff) “Private Placement Warrants” has the meaning set forth in the Recitals.

(gg) “Public Warrants” has the meaning set forth in the Recitals.

(hh) “Qualified Holder” means each Holder whose Registrable Securities have a market value of at least $3,000,000 based on the average closing price of the Common Stock for the ten (10) trading days ending on the trading day prior to the date on which notice is sent pursuant to Section 2.2(a)(2)(i).

(ii) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(jj) “Registrable Securities” means shares of Common Stock issued or issuable to the Investors pursuant to the Merger Agreement, including without limitation any (i) Merger Shares, (ii) shares of Common Stock issued, pursuant to Section 6.3 of the Merger Agreement, in connection with any Supplemental Financing and/or to the payees of Parent Transaction Expenses in lieu of all or any portion of the cash payments due to such payees at Closing, and (iii) shares of Common Stock (including shares of Common Stock issuable upon exercise of Private Placement Warrants) held by the Sponsor, Jefferies or EBC immediately after the Closing of the Merger (including without limitation, giving effect to the conversion of shares of Class B common stock into Class A common stock and subsequent conversion into shares of Common Stock upon the closing of the Merger). Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock (including shares of Common Stock issuable upon exercise of Private Placement Warrants). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (b) such securities have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer have been delivered by the Company and any subsequent sale, transfer or distribution of them does not require registration under the Securities Act; (c) such securities have ceased to be outstanding; or (d) such securities are freely saleable under Rule 144 without public information requirements or volume limitations.

(kk) “Registration Expenses” means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees (including fees with respect to filings required to be made with FINRA, and any fees of the securities exchange or automated quotation system on which the Common Stock is then listed or quoted), printing expenses, escrow fees, fees and disbursements of counsel for the Company, two (2) counsels for the Holders, one selected by Holders holding a majority of the Registrable Securities issued to the Initial Investors and one selected by Holders holding a majority of the Merger Shares that are Registrable Securities, up to a maximum of $50,000 total per counsel, blue sky fees and expenses (including reasonable fees and disbursements of counsels for the Holders in connection with blue sky compliance), and any fees and disbursements of accountants retained by the Company incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(ll) “Representatives” means, with respect to any person, any of such person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other person associated with, or acting on behalf of, such person.

(mm) “Resale Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

(nn) “Restricted Securities” means any Registrable Securities that are required to bear a legend restricting transfer or are otherwise prohibited from being sold, transferred or distributed without registration under the Securities Act.

(oo) “Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(pp) “Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(qq) “SEC Guidance” means (i) any publicly-available written or oral guidance, or comments, requirements or requests of the Staff and (ii) the Securities Act and the rules and regulations thereunder.

(rr) “Securities Act” has the meaning set forth in the Recitals.

(ss) “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel to the Initial Investors and to the Holders of Merger Shares included in Registration Expenses).

(tt) “Staff” means the staff of the Division of Corporation Finance of the Commission.

(uu) “Suspension Notice” has the meaning set forth in Section 2.1(f).

(vv) “Transfer” means the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

(ww) “Underwritten Takedown” means an underwritten public offering of Registrable Securities pursuant to an effective registration statement.

SECTION 2
Registration Rights

2.1 Registration

(a) Registration Requirements. The Company shall, not later than one hundred and twenty (120) days after the Closing, prepare and file with the Commission a registration statement on Form S-1, or Form S-3 if such registration statement form is available to the Company, and take all such other actions as are necessary to ensure that there is an effective “shelf” registration statement containing a prospectus that remains current covering (and to qualify under required U.S. state securities laws, if any) the offer and sale of all Registrable Securities by the Holders on a continuous or delayed basis pursuant to Rule 415 of the Securities Act (the registration statement, the “Resale Shelf Registration Statement”). The Company shall use reasonable best efforts to cause the Commission to declare the Resale Shelf Registration Statement effective as soon as possible thereafter but in any event within three (3) days after the Commission advises the Company that it has completed its review of such registration statement, and to remain effective and the prospectus contained therein current until all Holders cease to hold Registrable Securities. The Resale Shelf Registration Statement shall provide for any method or combination of methods of resale of Registrable Securities legally available to, and requested by, the Holders, and shall comply with the relevant provisions of the Securities Act and Exchange Act.

(b) Request for Underwritten Takedowns. The Holders that qualify as Initiating Holders will be entitled to Underwritten Takedowns with respect to their Registrable Securities in accordance with this Section 2.1. If the Company shall receive from any Initiating Holder a written request signed by such Initiating Holder that the Company effect any Underwritten Takedown with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities proposed to be disposed of by such Initiating Holder), the Company will:

(i) promptly, and in any event, within five (5) days after receiving such request, give written notice of the proposed Underwritten Takedown to all other Qualified Holders; and

(ii) as soon as practicable, use its reasonable best efforts to cause the Commission to declare such Underwritten Takedown effective within sixty (60) days thereafter (including, without limitation, filing post-effective amendments, one or more prospectus supplements, appropriate qualifications under any applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit and facilitate the sale and distribution in an underwritten offering of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) days after such written notice from the Company is mailed or delivered.

(c) Limitations on Underwritten Takedowns. The Company shall not be obligated to effect any Underwritten Takedown pursuant to this Section 2.1:

(i) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such Underwritten Takedown, propose to sell Registrable Securities and such other securities (if any), the aggregate proceeds of which are anticipated to be less than $10,000,000;

(ii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iii) If the Company has effected two (2) such Underwritten Takedowns in any given twelve (12) month period;

(iv) If the Initiating Holder proposes to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to the request made pursuant to Section 2.2;

(v) If the Initiating Holder does not request that such offering be firmly underwritten by underwriters selected by the Initiating Holder (subject to the consent of the Company); or

(vi) If the Company and the Initiating Holder are unable to obtain the commitment of the underwriter described in clause (v) above to firmly underwrite the offer.

(d) Other Shares. Any Underwritten Takedown may, subject to the provisions of Section 2.1(f), include Other Shares, and may include securities of the Company being sold for the account of the Company, provided that, any Other Shares or securities of the Company to be included in an Underwritten Takedown must be the subject of an effective shelf registration statement at the time the Company receives the request for an Underwritten Takedown from the Initiating Holder.

(e) Underwriting; Cutback. If the Company requests inclusion in any Underwritten Takedown of securities to be sold for its own account, or if other persons request inclusion of Other Shares in any Underwritten Takedown, the Initiating Holder shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such other person’s securities of the Company and their acceptance of the applicable provisions of this Section 2. The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority-in-interest of Holders that qualify as Initiating Holders. No Holder (or its permitted transferee or assignee under Section 2.11) shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Holder’s (or such transferee’s or assignee’s) authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

Notwithstanding any other provision of this Section 2.1, if the underwriters, in good faith, advise the Initiating Holder in writing that marketing factors require a limitation on the number of securities of the Company to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among Initiating Holders requesting to include Registrable Securities in such Underwritten Takedown based on the pro rata percentage of Registrable Securities held by such Initiating Holders (determined based on the aggregate number of Registrable Securities held by each such Initiating Holder), provided that not less than 30% of the allocation in this clause (i) shall be for the Initial Investors; (ii) second, among all other Holders requesting to include Registrable Securities in such Underwritten Takedown based on the pro rata percentage of Registrable Securities held by such Holders (determined based on the aggregate number of Registrable Securities held by each such Holder); (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other Holders or employees of the Company, and (iv) fourth, to any Other Selling Stockholders requesting to include Other Shares in such Underwritten Takedown.

If a person who has requested inclusion in such Underwritten Takedown as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice to the Company, the underwriter or the Initiating Holders, and the securities so excluded shall also be withdrawn from the Underwritten Takedown. If securities are so withdrawn from the Underwritten Takedown and if the number of shares to be included in such Underwritten Takedown was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall offer to all Holders who have retained rights to include securities in the Underwritten Takedown the right to include additional Registrable Securities in the offering in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

(f) Deferral; Suspension. Notwithstanding anything in this Agreement to the contrary, if the Company furnishes to the Holders a certificate (the “Suspension Notice”) signed by an executive officer of the Company stating that, in the good faith judgment of the Company’s Board of Directors, effecting a registration (whether by the filing of a registration statement or by taking any other action) or the offering or disposition of Registrable Securities thereunder (including, for the avoidance of doubt, through an Underwritten Takedown) should be postponed or suspended because such registration, offering or disposal would (1) materially impede, delay or interfere with a pending material acquisition, corporate reorganization, or other similar transaction involving the Company; (2) require premature disclosure of material non-public information that the Company has a material bona fide business purpose for preserving as confidential; or (3) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then by delivery of the Suspension Notice to the Holders, then (in addition to the limitations set forth in Section 2.1(c) of this Agreement) the Company may so postpone effecting a registration or require the Holders to refrain from offering or disposing of Registrable Securities for a period of not more than sixty (60) days, and, provided further, that the Company shall not suspend usage of a registration statement in this manner more than once in any twelve (12) month period.

2.2 Company Registration

(a) Company Registration/Underwritten Offering. If the Company determines to (1) register any of its securities either for its own account or the account of Other Selling Stockholders (or a combination of the foregoing) during a period in which a Resale Shelf Registration Statement covering a Holder’s Registrable Securities is not then effective, other than: a registration pursuant to Section 2.1; a registration relating to the shares of Common Stock underlying the Public Warrants; a registration relating solely to employee benefit plans; a registration relating to the offer and sale of non-convertible debt securities; a registration relating to a corporate reorganization or other Rule 145 transaction; or a registration on any registration form that does not permit secondary sales, or (2) effect an underwritten public offering of securities, either for its own account or the account of Other Selling Stockholders (or a combination of the foregoing), the Company will:

(i) promptly give written notice (in any event not later than twenty (20) days prior to the filing of the registration statement or preliminary prospectus to which such offering relates) of the proposed registration or offering, as applicable, to all Holders; and

(ii) use its reasonable best efforts to include in such registration or offering, as applicable, and any related qualification under blue sky laws or other compliance, except as set forth in Section 2.2(b), and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after receipt of such written notice from the Company. Such written request may specify all or a part of a Holder’s Registrable Securities; provided however, that notwithstanding anything to the contrary herein, only Qualified Holders shall be entitled to notice of and to participate in underwritten public offerings contemplated by clause (2) of this Section 2.2(a).

(b) Underwriting; Cutback. If the registration or offering of which the Company gives notice is for an underwritten public offering, the Company shall so advise the Qualified Holders who have elected to participate (and include the names of the proposed underwriters) as a part of the written notice given pursuant to Section 2.2(a)(2)(i). All Qualified Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Selling Stockholders with registration rights to participate therein) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. No Qualified Holder (or its permitted transferee or assignee under Section 2.11) shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Qualified Holder’s (or such transferee’s or assignee’s) authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

Notwithstanding any other provision of this Section 2.2, if the underwriters in good faith advise the Company and the Qualified Holders of Registrable Securities participating in the offering in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated (1) if the underwritten offering is for the Company’s account, (m) first, to the Company; (n) second, to the Qualified Holders requesting to include Registrable Securities in such offering based on the pro rata percentage of Registrable Securities held by such Qualified Holders (determined based on the aggregate number of Registrable Securities held by each such Qualified Holder); and (o) third, to the Other Selling Stockholders, if any, requesting to include Other Shares in such underwritten offering pursuant to piggyback rights and (2) if the underwritten offering is for the account of Other Selling Stockholders, then (x) first, to the Other Selling Stockholders, (y) second, to the Qualified Holders requesting to include Registrable Securities in such offering based on the pro rata percentage of Registrable Securities held by such Qualified Holders (determined based on the aggregate number of Registrable Securities held by each such Qualified Holder); and (z) third, to the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice to the Company and the underwriter. Any Registrable Securities or Other Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding anything to the contrary, the Company shall be responsible for the Registration Expenses prior to any such withdrawal.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(d) Limitations. The Company shall not be obligated to effect any registrations pursuant to this Section 2.2:

(i) After the Company has initiated five (5) such Underwritten Takedowns pursuant to this Section 2.2 (counting for these purposes only (x) registrations in which Registrable Securities are not excluded or reduced pursuant to Section 2.2(b) and which have been declared or ordered effective and pursuant to which securities have been sold, and (y) withdrawn registrations);

(ii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to the request made pursuant to Section 2.1;

(iii) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company); or

(iv) If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (iii) above to firmly underwrite the offer.

2.3 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to this Section 2 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.2 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, if a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1, such registration shall not be treated as a counted registration for purposes of Section 2.1, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders and the holders of any Other Shares shall be borne by the Holders and any holders of any Other Shares included in such registration pro rata among each other on the basis of the number of Registrable Securities and Other Shares, respectively, registered on their behalf.

2.4 Registration Procedures. In the case of each registration of Registrable Securities pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its sole expense, the Company will:

(a) Prepare each registration statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing such registration statement, any prospectus or any amendments or supplements thereto, furnish to the Holders of the Registrable Securities copies of all documents prepared to be filed, which documents shall be subject to the review of such Holders and their respective counsel;

(b) As soon as reasonably practicable, file with the Commission the registration statement relating to the Registrable Securities, including all exhibits and financial statements required by the Commission to be filed therewith, and use its reasonable best efforts to cause such registration statement(s) to become effective under the Securities Act as soon as practicable;

(c) Prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be requested by the Holders or any underwriter of Registrable Securities or as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(d) Notify the participating Holders of Registrable Securities, and confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable registration statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement to such prospectus has been filed, (b) of any written comments by the Commission or any request by the Commission or any other federal or state governmental authority for amendments or supplements to such registration statement, prospectus or for additional information (whether before or after the effective date of the registration statement), (c) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or any order by the Commission or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, and (d) of the receipt by the Company of any notification with respect to the suspension of any Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(e) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder (or its counsel) from time to time may reasonably request;

(f) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it would not otherwise be required to qualify or when it is not then otherwise subject to service of process;

(g) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which they were made, and following such notification promptly prepare and file a post-effective amendment to such registration statement or a supplement to the related prospectus or any document incorporated therein by reference, and file any other required document that would be incorporated by reference into such registration statement and prospectus, so that such registration statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in the case of a post-effective amendment to a registration statement, use reasonable best efforts to cause it to be declared effective as promptly as is reasonably practicable, and give to the Holders listed as selling security holders in such prospectus a written notice of such amendment or supplement, and, upon receipt of such notice, each such Holder agrees not to sell any Registrable Securities pursuant to such registration statement until such Holder’s receipt of copies of the supplemented or amended prospectus or until it receives further written notice from the Company that such sales may re-commence;

(h) Use its reasonable best efforts to prevent, or obtain the withdrawal of, any order suspending the effectiveness of any registration statement (and promptly notify in writing each Holder covered by such registration statement of the withdrawal of any such order);

(i) Provide a transfer agent or warrant agent, as applicable, and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(j) if requested, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates or establishment of book entry notations representing Registrable Securities to be sold and not bearing any restrictive legends, including without limitation, procuring and delivering any opinions of counsel, certificates, or agreements as may be necessary to cause such Registrable Securities to be so delivered;

(k) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(l) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 or 2.2, enter into and perform its obligations under an underwriting agreement in form reasonably necessary to effect the offer and sale of the Registrable Securities subject to such underwriting, provided, that such underwriting agreement contains reasonable and customary provisions;

(m) Furnish to each Holder of Registrable Securities included in such registration statement a signed counterpart, addressed to such Holder, of (1) any opinion of counsel to the Company delivered to any underwriter dated the effective date of the registration statement or, in the event of an underwritten offering, the date of the closing under the applicable underwriting agreement, in customary form, scope, and substance, at a minimum to the effect that the registration statement has been declared effective and that no stop order is in effect, which counsel and opinions shall be reasonably satisfactory to the Holders and their respective counsel and (2) any comfort letter from the Company’s independent public accountants delivered to any underwriter in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request. If no legal opinion is delivered to any underwriter, the Company shall furnish to each Holder of Registrable Securities included in such registration statement, at any time that such Holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the registration statement containing such prospectus has been declared effective and that no stop order is in effect and any other matters as the Holders or underwriter may reasonably request and as are customarily included;

(n) Promptly identify to the selling Holders any underwriter(s) participating in any disposition pursuant to such registration statement and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, make available for inspection by the selling Holders all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(o) Reasonably cooperate, and cause each of its principal executive officer, principal financial officer, principal accounting officer, and all other officers and members of the management to fully cooperate in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, assisting with the preparation of any registration statement or amendment thereto with respect to such offering and all other offering materials and related documents, and participation in meetings with underwriters, attorneys, accountants and potential stockholders;

(p) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(q) Reasonably cooperate with each Holder and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”), and use its reasonable best efforts to make or cause to be made any filings required to be made by an issuer with FINRA in connection with the filing of any registration statement;

(r) In the event of any underwritten public offering of Registrable Securities, cause senior executive officers of the Company to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(s) Take all reasonable action to ensure that any “free writing prospectus” (as defined in the Securities Act) utilized in connection with any registration of Registrable Securities complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(t) Take all such other reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

2.5 Price and Underwriting Discounts. In the case of an underwritten offering requested by Holders pursuant to Section 2.1, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the participating Holders holding a majority of the Registrable Securities. In the case of any underwritten offering pursuant to Section 2.2, such price, discount and other terms shall be determined by the Company, subject to the right of the Holders to withdraw their request to participate in the registration pursuant to Section 2.2 after being advised of such price, discount and other terms.

2.6 “Market Stand-Off” Agreement. The Holders shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities of the Company) held by the Holders (other than those included in the registration) for a period specified by the representatives of the managing underwriter or underwriters of Common Stock (or other securities of the Company convertible into Common Stock) not to exceed five (5) days prior and ninety (90) days following any Underwritten Takedown. Each of the Holders that is a director or officer of the Company or that owns more than five percent (5%) of the Company’s Common Stock also shall execute and deliver any “lock-up” agreement reasonably requested by the managing underwriter of such Underwritten Takedown, but only to the extent as is required generally of any executive officers, directors or five percent (5%) or greater stockholder by such managing underwriter.

2.7 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, and each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of Section 15 of the Securities Act) such Persons and each of their respective Representatives, and each underwriter, if any, and each person or entity who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, judgments, suits, costs, penalties, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, Exchange Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each Holder, and each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls such persons and each of their respective Representatives, and each underwriter, if any, and each person or entity who controls any underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, judgment, suit, penalty, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, judgment, suit, penalty loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s Representatives, any person or entity controlling such Holder, such underwriter or any person or entity who controls any such underwriter, and stated to be specifically for use therein; provided, further that, the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, employees, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person or entity who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person or entity controlling each other such Holder, and each of their respective Representatives, against all claims, judgments, penalties losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance made in reliance upon and in conformity with information furnished in writing by or on behalf of such selling Holder expressly for use in connection with such registration, (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case made in reliance upon and in conformity with information furnished in writing by or on behalf of such selling Holder expressly for use in connection with such registration, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Holder and relating to action or inaction required of the Holder in connection with any offering covered by such registration, qualification or compliance, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission (i) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein and (ii) has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the person asserting the claim; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.7 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c) Each party entitled to indemnification under this Section 2.7 (the “Indemnified Party”) shall (i) give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought  (provided, that any delay or failure to so notify the indemnifying party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure), and (ii) permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense unless (w) the Indemnifying Party has agreed in writing to pay such fees or expenses, (x) the Indemnifying Party has failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Indemnified Party hereunder and employ counsel reasonably satisfactory to the Indemnified Party, (y) the Indemnified Party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the Indemnifying Party, or (z) in the reasonable judgment of any such person (based upon advice of its counsel) a conflict of interest may exist between such person and the Indemnifying Party with respect to such claims (in which case, if the person notifies the Indemnifying Party in writing that such Person elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such person). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder will be required under this Section 2.7(d) to contribute any amount in excess of the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2.7 and otherwise shall survive the termination of this Agreement until the expiration of the applicable period of the statute of limitations.

2.8 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, or that it qualifies as registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration. The Company further covenants that it shall take such further action as any Holder may reasonably request to enable such Holder to sell from time to time shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing at the Company’s expense any legal opinions.

2.10 No Inconsistent Agreements.  The Company has not entered, as of the date hereof, nor shall the Company, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders of Registrable Securities or otherwise conflict with the provisions hereof. Unless the Company receives the consent of each of (i) the Holders holding a majority of the Registrable Securities issued to the Initial Investors and (ii) the Holders holding a majority of the Merger Shares that are Registrable Securities, the Company shall not enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders of Registrable Securities or otherwise conflict with the provisions hereof.

2.11 Transfer or Assignment of Rights. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. The rights granted to a Holder by the Company under this Section 2 may be transferred or assigned (but only with all related obligations) by a Holder only to a transferee of Registrable Securities that is a transferee or assignee of not less than 25,000 Registrable Securities (as presently constituted and subject to subsequent adjustments for share splits, share dividends, reverse share splits and the like); provided, that (x) such transfer or assignment of Registrable Securities is effected in accordance with applicable securities laws, (y) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred and (z) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement.

2.12 Lock-up Period.

(a) The Initial Investors agree that they shall not Transfer (i) 1,250,000 Founder Shares (or shares of Common Stock issuable upon conversion thereof) held by the Initial Investors prior to the date that is the six month anniversary of the Closing, and (ii) 3,750,000 Founder shares until the date that is the earlier of (1) the twelve month anniversary of the Closing, (2) the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Merger and (3) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. This Section 2.12(a) shall supersede and replace the transfer restrictions in the Letter Agreement, dated August 2, 2018, among the Company, Forum Capital Management II LLC and certain directors and officers of the Company.

(b)  The Holders of Merger Shares agree that they shall not Transfer any of the Merger Shares held by the Holders until the date that is the six month anniversary of the Closing.

(c) Notwithstanding the provisions set forth in Section 2.12(a) and Section 2.12(b), Transfers of the Founder Shares, Merger Shares and shares of Common Stock issuable upon the conversion of the Founder Shares that are held by the Initial Investors, any Holder of Merger Shares or any of their permitted transferees (that have complied with this Section 2.12(c)), are permitted (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors, any members of the Initial Investors or any affiliate of the Initial Investors; (b) in the case of a Holder that is an entity, to the equityholders of such Holder; (c) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (d) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (e) in the case of an individual, pursuant to a qualified domestic relations order; (f) by private sales or transfers made in connection with the consummation of the Merger at prices no greater than the price at which the securities were originally purchased; (g) in the event of the Company’s liquidation prior to the completion of the Merger; (h) by virtue of the laws of the State of Delaware or the Initial Investors’ limited liability company agreement upon dissolution of the Initial Investors; or (i) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s completion of the Merger; provided, however, that in the case of clauses (a) through (f) or (h), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein.

SECTION 3
Miscellaneous

3.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, (ii) the Holders holding a majority of the Registrable Securities issued to the Initial Investors and (iii) the Holders holding a majority of the Merger Shares that are Registrable Securities; provided, however, that if any amendment, waiver, discharge, or termination operates in a manner that treats any Holder different from other Holders, the consent of such Holder shall also be required for such amendment, waiver, discharge, or termination. Persons who become assignees or other transferees of Registrable Securities in accordance with this Agreement after the date of this Agreement may become parties hereto, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder. Any amendment, waiver, discharge, or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of such Holder.

3.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service at the following addresses:

(a) if to an Investor, to such Investor’s address or electronic mail address as shown on Exhibit A, as may be updated in accordance with the provisions hereof.

(b) if to any Holder other than an Investor, to such address or electronic mail address as shown in the Company’s records, or, until any such Holder so furnishes an address or electronic mail address to the Company, then to the address or electronic mail address of the last holder of such shares for which the Company has contact information in its records; or

(c) If to the Company:

Tattooed Chef, Inc.

1622 S. Gaffey St.

San Pedro, CA 90731

Attention: Salvatore Galletti, Chief Executive Officer

Email: sgalletti@ittellafoods.com

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if via electronic mail (to a Holder only), on the date of transmission.

3.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

3.4 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

3.5 Entire Agreement. This Agreement, the Merger Agreement, and the exhibits and schedules hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

3.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

3.7 Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

3.8 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

3.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

3.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

3.11 Electronic Execution and Delivery. A facsimile, portable document format (“.PDF”) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile, .PDF, or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, .PDF, or other reproduction hereof.

3.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

3.13 Attorneys’ Fees. If any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.14 Aggregation of Stock. All securities held or acquired by affiliated entities of or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

3.15 Waiver of Jury Trial; Consent to Jurisdiction. Any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of Delaware, and, by execution and delivery of this Agreement, each party (a) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement; and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Registration Rights Agreement as of the date first above written.

COMPANY:

TATTOOED CHEF, INC.

By:	/s/ Salvatore Galletti
	Name:	Salvatore Galletti
	Title:	Chief Executive Officer

[Company Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Registration Rights Agreement as of the date first above written.

INVESTORS:

FORUM INVESTORS II LLC

By:	/s/ David Boris
Name: David Boris
Title: Manager

Jefferies LLC

By:	/s/ Lawrence Portman
Name: Lawrence Portman
Title: Managing Director

EARLYBIRDCAPITAL, INC.

By:	/s/ Mike Powell
Name: Mike Powell
Title: Senior Managing Director

UMB CAPITAL CORPORATION

By:	/s/ Andre Trudell
Name: Andre Trudell
Title: President

PROJECT LILY, LLC

By:	/s/ Salvatore Galletti
Name: Salvatore Galletti
Title: President

[Investor Signature Page to Registration Rights Agreement]

SALVATORE GALLETTI

/s/ Salvatore Galletti
Name: Salvatore Galletti

PIZZO FOOD, SRLS

By:	/s/ Giuseppe Bardari
Name: Giuseppe Bardari
Title: President

Stephanie Dieckmann

/s/ Stephanie Dieckmann
Name: Stephanie Dieckmann

[Investor Signature Page to Registration Rights Agreement]

EXHIBIT A

INVESTORS

Name	Address or Email for Notices	Number of Shares

Forum Investors II LLC

Jefferies LLC

EarlyBirdCapital, Inc.

UMB Capital Corporation

Project Lily, LLC

Salvatore Galletti

Pizzo Food, Srls

Stephanie Dieckmann

A - 1